EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to 10 U.S.C. Section 1350 as adopted pursuant to Section 1350 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report of Electronic Game Card, Inc. on Form 10-Q for the period ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report") for Electronic Game Card, Inc., (the "Company"), the undersigned hereby certifies that:

1)	to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date : June 14 2009	By: /s/ Linden Boyne
Linden Boyne
Secretary / Treasurer
(Principal Financial Officer)